Exhibit 99.1

ARCH CAPITAL GROUP LTD. TO ACQUIRE UNITED GUARANTY CORPORATION

Hamilton, Bermuda, August 15, 2016 — Arch Capital Group Ltd. [Nasdaq: ACGL] (Arch) today announced that it has entered into a definitive agreement to acquire United Guaranty Corporation (UGC) and AIG United Guaranty Insurance (Asia) Limited from their current owner, American International Group, Inc. (AIG).  The combination of Arch’s existing mortgage insurance business with UGC’s established business will create the largest private mortgage insurer in the world, based on insurance in-force, with a global footprint.  At closing, Arch will pay to AIG aggregate consideration of approximately $3.4 billion, payable in a combination of cash and securities.  Upon closing, Arch or its subsidiaries will assume AIG’s quota share of UGC’s mortgage insurance on a prospective basis.  Subject to regulatory approvals, the purchase price could be reduced by a special dividend of up to $250 million from UGC to AIG prior to closing.  It is anticipated that the transaction will close late Fourth Quarter 2016 or early First Quarter 2017, subject to approvals of the applicable regulators and government-sponsored enterprises (GSEs), including the North Carolina Department of Insurance, the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac), and the satisfaction of customary closing conditions.

Constantine (Dinos) Iordanou, Chairman and CEO of Arch, commented, “We are extremely pleased to be able to expand our private mortgage insurance business through the acquisition of United Guaranty.  Our mortgage insurance segment expands and complements our strengths in the specialty insurance and reinsurance businesses, which continue to be central to our global, diversified operations.”

“We are excited about the combination of Arch and United Guaranty because these companies have led the market in innovation through their risk based pricing models and focus on data analytics.  We believe that the companies’ complementary risk management cultures will further accelerate innovation and sound risk management and help us to maximize our best-in-class processes in the specialty insurance space.”

Arch expects to retain a significant presence in North Carolina while maintaining its existing mortgage insurance operations based in California, and to combine the companies’ global operations in Europe, Hong Kong and Australia.

“We are excited about this deal and what it means to AIG and the talented professionals at UGC. It further streamlines AIG into a more focused insurer and enhances our capital position, in keeping with commitments AIG made to the market in early 2015 and restated earlier this year,” said Peter Hancock, President and Chief Executive Officer of AIG. “The transaction also maintains AIG’s presence in a profitable market through a stake in a market leader that shares our focus on risk-based pricing and analytics as the foundation for our industry’s future. We are leaving UGC in the good hands of a forward looking management team.”

“We expect to quickly integrate Arch’s existing California-based mortgage insurance operations and the North Carolina-based operations of United Guaranty while maintaining a strong presence in both locations, thereby further developing our superior customer service with nationwide and worldwide coverage,” said Mr. Iordanou. “We believe that the expansion of our Mortgage Segment creates a better balanced company that continues our history of creating long term value for shareholders by producing strong underwriting returns.”

Credit Suisse is acting as sole financial advisor and Cahill Gordon & Reindel LLP and Clyde & Co are acting as legal counsel to Arch.

Conference Call

Arch will hold a conference call for investors and analysts at 8:30 a.m. Eastern Time on August 16, 2016.  A live webcast of this call will be available via the Investors section of Arch’s website at http://www.archcapgroup.com.  A telephone replay of the conference call also will be available beginning on August 16, 2016 at 11:30 a.m. Eastern Time until August 23, 2016 at midnight Eastern Time.  To access the replay, domestic callers should dial 1-404-537-3406 (passcode 66809275), and international callers should dial 1-855-859-2056 (passcode 66809275).

About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $7.60 billion in capital at June 30, 2016, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance.  All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology.  Forward-looking statements involve our current assessment of risks and uncertainties.  Actual events and results may differ materially from those expressed or implied in these statements.  A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following:  the risk Arch may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; or could otherwise cause the failure of the acquisition to close, the risk that a condition to the closing of the proposed transaction may not be satisfied, the failure to obtain any financing necessary to complete the acquisition, the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Arch and others relating to the acquisition agreement, the timing to consummate the proposed transaction, the diversion of management time and attention on the transaction; adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:	Arch Capital Group Ltd.
Mark D. Lyons
(441) 278-9250